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CHS Reports Strong Fiscal Year 2022 Earnings

Net Income of $1.7 Billion and Revenues of $47.8 Billion Exceed Previous Records
Strong Global Demand and Market Volatility Contributed to Increased Earnings
Company Intends to Return $1 Billion Cash to Owners in Fiscal Year 2023

ST. PAUL, MINN. (Nov. 2, 2022) - CHS Inc., the nation’s leading agribusiness cooperative, today reported net income of $1.7 billion for the fiscal year ended Aug. 31, 2022, compared to $554.0 million for fiscal year 2021.

Key financial drivers for fiscal year 2022 results include:
•Consolidated revenues of $47.8 billion for fiscal year 2022 compared to $38.4 billion for fiscal year 2021, a year-over-year increase of 24%.
•Refining margins in our Energy segment were higher and drove improved earnings due to the tightening global supply and demand landscape.
•The CHS global grain and processing and wholesale agronomy businesses within our Ag segment benefited from strong global demand and increased margins.
•Our equity method investments performed well, with increased CF Nitrogen earnings resulting from strong global demand for urea and urea ammonium nitrate (UAN), coupled with decreased global supply.

“We appreciate the support of our member cooperatives and farmer-owners, which enabled us to deliver a substantial increase in earnings for the fiscal year, while also helping feed people around the world,” said Jay Debertin, president and CEO of CHS Inc. “Additionally, our employees demonstrated their dedication to helping our owners and customers succeed in a turbulent year for agriculture. As a result of these collective efforts, CHS intends to return $1 billion in cash patronage and equity redemptions to our member cooperatives and farmer-owners in fiscal year 2023, reflecting the company’s financial strength and demonstrating the value of cooperative ownership.

“We are proud of our role in the cooperative system. We will continue to make investments that strengthen rural America and help our farmer-owners and customers meet the growing demand for agricultural products. Our investments in infrastructure, supply chain capabilities, people and innovation are driving operational and efficiency gains throughout our expansive network,” Debertin added. “Although economic uncertainty, logistical challenges and inflationary pressures remain, CHS is well-positioned to maximize value for our member cooperatives and farmer-owners.”

Fiscal Year 2022 Business Segment Results
Fiscal year 2022 segment results are:

Energy
Pretax earnings of $616.6 million represent a $627.1 million increase versus the prior year and reflect:
•Higher refining margins and increased discounts on heavy Canadian crude oil processed by our refineries contributed to a significant increase in our refined fuels business income; these increases were partially offset by higher renewable energy credit costs and higher natural gas costs, as well as lower margins in our propane business.

Ag
Pretax earnings of $657.6 million represent a $359.5 million increase versus the prior year and reflect:
•Increased margins across all our Ag segment product categories, due to strong global market demand and global supply disruptions
•Continued favorable markets for oilseed processing, which were bolstered by robust meal and oil demand
•Increased revenues from feed and farm supplies, despite less favorable weather during spring planting and application season

Nitrogen Production
Pretax earnings of $478.0 million represent a $357.0 million increase versus the prior year and reflect:
•Increased earnings from our strategic investment in CF Nitrogen, primarily due to market conditions and strong demand for urea and UAN, factors that were partially offset by higher natural gas costs

Corporate and Other
Pretax earnings of $57.9 million represent a $48.9 million decrease versus the prior year and reflect:
•Lower earnings primarily from our Ventura Foods joint venture, which experienced less favorable market conditions for edible oils

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2022. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Years Ended August 31,
	2022	2021
Energy	$616,551	$(10,596)
Ag	657,586	298,096
Nitrogen Production	477,985	121,035
Corporate and Other	57,895	106,785
Income before income taxes	1,810,017	515,320
Income tax expense (benefit)	132,116	(38,249)
Net income	1,677,901	553,569
Net loss attributable to noncontrolling interests	(861)	(383)
Net income attributable to CHS Inc.	$1,678,762	$553,952

*Earnings is defined as income (loss) before income taxes.